UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2003

IFX Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-15187	36-3399452
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

IFX Corporation

15050 NW 79th Court, Ste. 200

Miami Lakes, Florida 33016

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

(305) 512-1100

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On March 17, 2003, the Registrant issued a news release reporting that its Board of Directors has approved a reverse stock split that would have the effect of terminating the Company’s obligations to file annual and periodic reports and make other filings with the Securities and Exchange Commission. The Registrant’s news release also reported on an aggregate of $500,000 of convertible promissory notes issued by the Registrant to UBS Capital Americas III, L.P. and UBS Capital LLC. A copy of the news release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

Exhibit Number.	Description of Exhibit
10.1	Convertible Promissory Note dated March 6, 2003, issued by the Registrant to UBS Capital Americas III, L.P.
10.2	Convertible Promissory Note dated March 6, 2003, issued by the Registrant to UBS Capital LLC
10.3	Agreement to Extend Term of the Amended and Restated Put Agreement dated as of February 19, 2003, issued by the Registrant to UBS Capital Americas III, L.P. and UBS Capital LLC
10.4

First Amendment to the Fourth Amended and Restated Stockholders Agreement dated as of March 5, 2003, issued by the Registrant to UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, Joel Eidelstein, Michael Shalom, LSC, LLC, Jak Bursztyn and Lee S. Casty.

99.1	IFX Corp. News Release dated March 17, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFX Corporation

By:	/s/ MICHAEL SHALOM
Michael Shalom, Chief Executive Officer

Date: March 17, 2003

IFX CORPORATION

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Convertible Promissory Note dated March 6, 2003, issued by the Registrant to UBS Capital Americas III, L.P.
10.2	Convertible Promissory Note dated March 6, 2003, issued by the Registrant to UBS Capital LLC
10.3	Agreement to Extend Term of the Amended and Restated Put Agreement dated as of February 19, 2003, issued by the Registrant to UBS Capital Americas III, L.P. and UBS Capital LLC
10.4

First Amendment to the Fourth Amended and Restated Stockholders Agreement dated as of March 5, 2003, issued by the Registrant to UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, Joel Eidelstein, Michael Shalom, LSC, LLC, Jak Bursztyn and Lee S. Casty.

99.1	News Release dated March 17, 2003